Exhibit 99.1

Plains All American Reports Second-Quarter 2023 Results and Provides Updated 2023 Guidance
Announces Permian Bolt-On Acquisition and NGL Segment Updates

Houston, TX – August 4, 2023 – Plains All American Pipeline, L.P. (Nasdaq: PAA) and Plains GP Holdings (Nasdaq: PAGP) today reported second-quarter 2023 results and provided updated 2023 guidance as highlighted below. Plains also announced a bolt-on acquisition in the Permian and provided updates regarding its NGL segment.

Second-Quarter Results
•Reported Net income attributable to PAA of $293 million & Net cash provided by operating activities of $888 million.

•Delivered strong results with Adjusted EBITDA attributable to PAA of $597 million.

Permian Bolt-on Acquisition
•A subsidiary of Plains Oryx Permian Basin LLC acquired Diamondback Energy’s 43% interest in OMOG JV LLC for approximately $225 million ($145 million net to PAA’s interest), which closed on July 28th.

NGL Segment Updates
•Sanctioned Plains Fort Saskatchewan (PFS) Train 1 debottlenecking project (~30 Mb/d of additional capacity) and additional connectivity projects to both Co-Ed Pipeline & Fort Sask complex. Substantially increased weighted average contract tenor to approximately 10-years across Fort Sask fractionation capacity and Co-Ed Pipeline.

•Expect sanctioned projects and new contracts on existing assets to largely offset a third-party NGL supply agreement expiring year-end 2024, that reduces frac spread exposed volumes by ~15 Mb/d.

2023 Guidance Update
•Expect to be at the high end of our guidance range of $2.45 - $2.55 billion Adjusted EBITDA attributable to PAA for full-year 2023; year-end 2023 leverage now expected to be <3.5x.

•Maintaining 2023 investment and maintenance capital guidance of $325 million and $195 million respectively, net to PAA (inclusive of sanctioned NGL project); demonstrating a continued focus on capital discipline.

•Free cash flow generation remains robust with approximately $1.6 billion of Free Cash Flow expected in 2023, while meaningfully increasing returns of capital to equity holders and further reducing absolute debt.

“Our team remains focused on execution while continuing to identify and progress capital efficient growth opportunities; as a result, we expect to be at the high-end of our 2023 EBITDA guidance range,” said Willie Chiang, Chairman & CEO of Plains. “We announced multiple strategic actions this quarter including a bolt-on acquisition in the Permian that will complement our existing geographic footprint. Additionally, we took steps to improve the long-term durability and quality of our cash flow stream in the NGL segment by sanctioning the debottlenecking project at our Fort Sask complex and extending the duration of our contracts across our NGL portfolio. This will help offset commodity exposed NGL contracts that are expiring at the end of next year and should result in increased contribution from the more stable fee-based part of our business. These actions align with our ongoing goals of remaining capital disciplined, generating multi-year Free Cash Flow, reducing leverage and increasing returns of capital to our unitholders.”

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Plains All American Pipeline

Summary Financial Information (unaudited)
(in millions, except per unit data)

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
GAAP Results	2023	2022	Change	2023	2022	Change
Net income attributable to PAA	$293	$203	44%	$715	$390	83%
Diluted net income per common unit	$0.32	$0.22	45%	$0.84	$0.41	105%
Diluted weighted average common units outstanding	698	702	(1)%	698	703	(1)%
Net cash provided by operating activities	$888	$792	12%	$1,631	$1,132	44%
Distribution per common unit declared for the period	$0.2675	$0.2175	23%	$0.5350	$0.4350	23%

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
Non-GAAP Results (1)	2023	2022	Change	2023	2022	Change
Adjusted net income attributable to PAA	$243	$260	(7)%	$586	$526	11%
Diluted adjusted net income per common unit	$0.25	$0.30	(17)%	$0.66	$0.60	10%
Adjusted EBITDA	$700	$704	(1)%	$1,513	$1,394	9%
Adjusted EBITDA attributable to PAA (2)	$597	$615	(3)%	$1,312	$1,228	7%
Implied DCF per common unit and common unit equivalent	$0.54	$0.57	(5)%	$1.16	$1.13	3%
Free Cash Flow	$650	$688	(6)%	$1,474	$888	66%
Free Cash Flow after Distributions	$404	$473	(15)%	$985	$509	94%

** Indicates that variance as a percentage is not meaningful.
(1)See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding our Non-GAAP financial measures, including their reconciliation to the most directly comparable measures as reported in accordance with GAAP, and certain selected items that PAA believes impact comparability of financial results between reporting periods.
(2)Excludes amounts attributable to noncontrolling interests in the Plains Oryx Permian Basin LLC joint venture, Cactus II Pipeline LLC (beginning November 2022) and Red River Pipeline LLC.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Summary of Selected Financial Data by Segment (unaudited)
(in millions)

	Segment Adjusted EBITDA
	Crude Oil	NGL
Three Months Ended June 30, 2023	$529	$62
Three Months Ended June 30, 2022	$494	$120
Percentage change in Segment Adjusted EBITDA versus 2022 period	7%	(48)%

	Segment Adjusted EBITDA
	Crude Oil	NGL
Six Months Ended June 30, 2023	$1,046	$254
Six Months Ended June 30, 2022	$946	$281
Percentage change in Segment Adjusted EBITDA versus 2022 period	11%	(10)%

Second-quarter 2023 Crude Oil Segment Adjusted EBITDA increased 7% versus comparable 2022 results primarily due to higher tariff volumes across our asset base, tariff escalations and Canadian market-based opportunities. These items were partially offset by the impact of increased operating expenses, minimum volume commitment deficiency payments received in the second quarter of 2022 and lower commodity prices.

Second-quarter 2023 NGL Segment Adjusted EBITDA decreased 48% versus comparable 2022 results primarily due to lower propane sales volumes, impacted by turnarounds and deferring sales due to market structure, and the absence of weather events that benefited the 2022 period.

Plains GP Holdings

PAGP owns an indirect non-economic controlling interest in PAA’s general partner and an indirect limited partner interest in PAA. As the control entity of PAA, PAGP consolidates PAA’s results into its financial statements, which is reflected in the condensed consolidating balance sheet and income statement tables attached hereto.

Conference Call and Webcast Instructions
PAA and PAGP will hold a joint conference call at 9:00 a.m. CT on Friday, August 4, 2023 to discuss second-quarter performance and related items.

To access the internet webcast, please go to https://edge.media-server.com/mmc/p/w4wbvvbs.

Alternatively, the webcast can be accessed on our website (www.plains.com) under Investor Relations (Navigate to: Investor Relations / either “PAA” or “PAGP” / News & Events / Quarterly Earnings). Following the live webcast, an audio replay in MP3 format will be available on our website within two hours after the end of the call and will be accessible for a period of 365 days. Slides will be posted prior to the call at the above referenced website.

Non-GAAP Financial Measures and Selected Items Impacting Comparability
To supplement our financial information presented in accordance with GAAP, management uses additional measures known as “non-GAAP financial measures” in its evaluation of past performance and prospects for the future and to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes. The primary additional measures used by management are Adjusted EBITDA, Adjusted EBITDA attributable to PAA, Implied Distributable Cash Flow (“DCF”), Free Cash Flow and Free Cash Flow after Distributions.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization (including our proportionate share of depreciation and amortization, including write-downs related to cancelled projects and impairments, of unconsolidated entities), gains and losses on asset sales and asset impairments, goodwill impairment losses and gains or losses on and impairments of investments in unconsolidated entities, adjusted for certain selected items impacting comparability. Our definition and calculation of certain non-GAAP financial measures may not be comparable to similarly-titled measures of other companies. Adjusted EBITDA, Adjusted EBITDA attributable to PAA, Implied DCF and certain other non-GAAP financial performance measures are reconciled to Net Income, and Free Cash Flow and Free Cash Flow after Distributions are reconciled to Net Cash Provided by Operating Activities (the most directly comparable measures as reported in accordance with GAAP) for the historical periods presented in the tables attached to this release, and should be viewed in addition to, and not in lieu of, our Condensed Consolidated Financial Statements and accompanying notes. In addition, we encourage you to visit our website at www.plains.com (in particular the section under “Financial Information” entitled “Non-GAAP Reconciliations” within the Investor Relations tab), which presents a reconciliation of our commonly used non-GAAP and supplemental financial measures. We do not reconcile non-GAAP financial measures on a forward-looking basis as it is impractical to do so without unreasonable effort.
Non-GAAP Financial Performance Measures
Management believes that the presentation of Adjusted EBITDA, Adjusted EBITDA attributable to PAA and Implied DCF provides useful information to investors regarding our performance and results of operations because these measures, when used to supplement related GAAP financial measures, (i) provide additional information about our core operating performance and ability to fund distributions to our unitholders through cash generated by our operations and (ii) provide investors with the same financial analytical framework upon which management bases financial, operational, compensation and planning/budgeting decisions. We also present these and additional non-GAAP financial measures, including adjusted net income attributable to PAA and basic and diluted adjusted net income per common unit, as they are measures that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. These non-GAAP financial performance measures may exclude, for example, (i) charges for obligations that are expected to be settled with the issuance of equity instruments, (ii) gains and losses on derivative instruments that are related to underlying activities in another period (or the reversal of such adjustments from a prior period), gains and losses on derivatives that are either related to investing activities (such as the purchase of linefill) or purchases of long-term inventory, and inventory valuation adjustments, as applicable, (iii) long-term inventory costing adjustments, (iv) items that are not indicative of our core operating results and/or (v) other items that we believe should be excluded in understanding our core operating performance. These measures may be further adjusted to include amounts related to deficiencies associated with minimum volume commitments whereby we have billed the counterparties for their deficiency obligation and such amounts are recognized as deferred revenue in “Other current liabilities” in our Condensed Consolidated Financial Statements. We also adjust for amounts billed by our equity method investees related to deficiencies under minimum volume commitments. Such amounts are presented net of applicable amounts subsequently recognized into revenue. Furthermore, the calculation of these measures contemplates tax effects as a separate reconciling item, where applicable. We have defined all such items as “selected items impacting comparability.” Due to the nature of the selected items, certain selected items impacting comparability may impact certain non-GAAP financial measures, referred to as adjusted results, but not impact other non-GAAP financial measures. We do not necessarily consider all of our selected items impacting comparability to be non-recurring, infrequent or unusual, but we believe that an understanding of these selected items impacting comparability is material to the evaluation of our operating results and prospects.
Although we present selected items impacting comparability that management considers in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions, divestitures, investment capital projects and numerous other factors. These types of variations may not be separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.
Non-GAAP Financial Liquidity Measures
Management also uses the non-GAAP financial liquidity measures Free Cash Flow and Free Cash Flow after Distributions to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes. Free Cash Flow is defined as Net Cash Provided by Operating Activities, less Net Cash Provided by/(Used in) Investing Activities, which primarily includes acquisition, investment and maintenance capital expenditures, investments in unconsolidated entities and the impact from the purchase and sale of linefill, net of proceeds from the sales of assets and further impacted by distributions to and contributions from noncontrolling interests. Free Cash Flow is further reduced by cash distributions paid to our preferred and common unitholders to arrive at Free Cash Flow after Distributions.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
REVENUES	$11,602	$16,359	$23,943	$30,053

COSTS AND EXPENSES
Purchases and related costs	10,544	15,324	21,867	28,109
Field operating costs	333	307	690	653
General and administrative expenses	85	78	171	160
Depreciation and amortization	259	242	515	473
(Gains)/losses on asset sales and asset impairments, net	3	(3)	(150)	(46)
Total costs and expenses	11,224	15,948	23,093	29,349

OPERATING INCOME	378	411	850	704

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	89	104	178	201
Interest expense, net	(95)	(99)	(193)	(206)
Other income/(expense), net	20	(118)	85	(155)

INCOME BEFORE TAX	392	298	920	544
Current income tax expense	(20)	(30)	(81)	(48)
Deferred income tax expense	(23)	(17)	(15)	(20)

NET INCOME	349	251	824	476
Net income attributable to noncontrolling interests	(56)	(48)	(109)	(86)
NET INCOME ATTRIBUTABLE TO PAA	$293	$203	$715	$390

NET INCOME PER COMMON UNIT:
Net income allocated to common unitholders — Basic and Diluted	$227	$153	$588	$290
Basic and diluted weighted average common units outstanding	698	702	698	703
Basic and diluted net income per common unit	$0.32	$0.22	$0.84	$0.41

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA
(in millions)

	June 30, 2023	December 31, 2022
ASSETS
Current assets (including Cash and cash equivalents of $933 and $401, respectively)	$4,657	$5,355
Property and equipment, net	15,221	15,250
Investments in unconsolidated entities	3,062	3,084
Intangible assets, net	1,999	2,145
Linefill	966	961
Long-term operating lease right-of-use assets, net	339	349
Long-term inventory	270	284
Other long-term assets, net	386	464
Total assets	$26,900	$27,892

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$4,652	$5,891
Senior notes, net	7,239	7,237
Other long-term debt, net	49	50
Long-term operating lease liabilities	299	308
Other long-term liabilities and deferred credits	1,059	1,081
Total liabilities	13,298	14,567

Partners’ capital excluding noncontrolling interests	10,379	10,057
Noncontrolling interests	3,223	3,268
Total partners’ capital	13,602	13,325
Total liabilities and partners’ capital	$26,900	$27,892

DEBT CAPITALIZATION RATIOS
(in millions)

	June 30, 2023	December 31, 2022
Short-term debt	$709	$1,159
Long-term debt	7,288	7,287
Total debt	$7,997	$8,446

Long-term debt	$7,288	$7,287
Partners’ capital excluding noncontrolling interests	10,379	10,057
Total book capitalization excluding noncontrolling interests (“Total book capitalization”)	$17,667	$17,344
Total book capitalization, including short-term debt	$18,376	$18,503

Long-term debt-to-total book capitalization	41%	42%
Total debt-to-total book capitalization, including short-term debt	44%	46%

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME PER COMMON UNIT (1)
(in millions, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Basic and Diluted Net Income per Common Unit
Net income attributable to PAA	$293	$203	$715	$390
Distributions to Series A preferred unitholders	(44)	(37)	(85)	(74)
Distributions to Series B preferred unitholders	(18)	(12)	(36)	(25)
Amounts allocated to participating securities	(5)	(1)	(8)	(1)
Other	1	—	2	—
Net income allocated to common unitholders	$227	$153	$588	$290

Basic and diluted weighted average common units outstanding (2) (3)	698	702	698	703

Basic and diluted net income per common unit	$0.32	$0.22	$0.84	$0.41

(1)We calculate net income allocated to common unitholders based on the distributions pertaining to the current period’s net income. After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the common unitholders and participating securities in accordance with the contractual terms of our partnership agreement in effect for the period and as further prescribed under the two-class method.
(2)The possible conversion of our Series A preferred units was excluded from the calculation of diluted net income per common unit for each of the three and six months ended June 30, 2023 and 2022 as the effect was antidilutive.
(3)Our equity-indexed compensation plan awards that contemplate the issuance of common units are considered dilutive unless (i) they become vested only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. Equity-indexed compensation plan awards that are deemed to be dilutive are reduced by a hypothetical common unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED CASH FLOW DATA
(in millions)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$824	$476
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	515	473
Gains on asset sales and asset impairments, net	(150)	(46)
Equity earnings in unconsolidated entities	(178)	(201)
Distributions on earnings from unconsolidated entities	219	224
Other	72	174
Changes in assets and liabilities, net of acquisitions	329	32
Net cash provided by operating activities	1,631	1,132

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(6)	(123)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(1,101)	(1,196)

Effect of translation adjustment	8	1

Net increase/(decrease) in cash and cash equivalents and restricted cash	532	(186)

Cash and cash equivalents and restricted cash, beginning of period	401	453
Cash and cash equivalents and restricted cash, end of period	$933	$267

CAPITAL EXPENDITURES
(in millions)

	Net to PAA (1)				Consolidated
	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022	2023	2022	2023	2022
Investment capital expenditures:
Crude Oil	$52	$40	$102	$130	$71	$55	$143	$160
NGL	31	17	39	21	31	17	39	21
Total Investment capital expenditures	83	57	141	151	102	72	182	181
Maintenance capital expenditures	58	41	103	67	62	43	109	70
	$141	$98	$244	$218	$164	$115	$291	$251

(1)Excludes expenditures attributable to noncontrolling interests.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS
(in millions, except per unit and ratio data)

Computation of Basic and Diluted Adjusted Net Income Per Common Unit (1) :

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Basic and Diluted Adjusted Net Income per Common Unit
Net income attributable to PAA	$293	$203	$715	$390
Selected items impacting comparability - Adjusted net income attributable to PAA (2)	(50)	57	(129)	136
Adjusted net income attributable to PAA	$243	$260	$586	$526
Distributions to Series A preferred unitholders	(44)	(37)	(85)	(74)
Distributions to Series B preferred unitholders	(18)	(12)	(36)	(25)
Amounts allocated to participating securities	(5)	(1)	(7)	(2)
Other	1	—	2	—
Adjusted net income allocated to common unitholders	$177	$210	$460	$425

Basic and diluted weighted average common units outstanding (3) (4)	698	702	698	703

Basic and diluted adjusted net income per common unit	$0.25	$0.30	$0.66	$0.60

(1)We calculate adjusted net income allocated to common unitholders based on the distributions pertaining to the current period’s net income. After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the common unitholders and participating securities in accordance with the contractual terms of our partnership agreement in effect for the period and as further prescribed under the two-class method.
(2)See the “Selected Items Impacting Comparability” table for additional information.
(3)The possible conversion of our Series A preferred units was excluded from the calculation of diluted adjusted net income per common unit for each of the three and six months ended June 30, 2023 and 2022 as the effect was antidilutive.
(4)Our equity-indexed compensation plan awards that contemplate the issuance of common units are considered dilutive unless (i) they become vested only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. Equity-indexed compensation plan awards that are deemed to be dilutive are reduced by a hypothetical common unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB.

Net Income Per Common Unit to Adjusted Net Income Per Common Unit Reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Basic and diluted net income per common unit	$0.32	$0.22	$0.84	$0.41
Selected items impacting comparability per common unit (1)	(0.07)	0.08	(0.18)	0.19
Basic and diluted adjusted net income per common unit	$0.25	$0.30	$0.66	$0.60

(1)See the “Selected Items Impacting Comparability” and the “Computation of Basic and Diluted Adjusted Net Income Per Common Unit” tables for additional information.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$349	$251	$824	$476
Interest expense, net	95	99	193	206
Income tax expense	43	47	96	68
Depreciation and amortization	259	242	515	473
(Gains)/losses on asset sales and asset impairments, net	3	(3)	(150)	(46)
Depreciation and amortization of unconsolidated entities (1)	24	17	47	37
Selected items impacting comparability - Adjusted EBITDA (2)	(73)	51	(12)	180
Adjusted EBITDA	$700	$704	$1,513	$1,394
Adjusted EBITDA attributable to noncontrolling interests	(103)	(89)	(201)	(166)
Adjusted EBITDA attributable to PAA	$597	$615	$1,312	$1,228

Adjusted EBITDA	$700	$704	$1,513	$1,394
Interest expense, net of certain non-cash items (3)	(90)	(97)	(183)	(199)
Maintenance capital	(62)	(43)	(109)	(70)
Investment capital of noncontrolling interests (4)	(17)	(15)	(40)	(30)
Current income tax expense	(20)	(30)	(81)	(48)
Distributions from unconsolidated entities in excess of/(less than) adjusted equity earnings (5)	(8)	5	(20)	(26)
Distributions to noncontrolling interests (6)	(73)	(62)	(151)	(121)
Implied DCF	$430	$462	$929	$900
Preferred unit distributions paid (6)	(59)	(62)	(115)	(99)
Implied DCF Available to Common Unitholders	$371	$400	$814	$801

Weighted Average Common Units Outstanding	698	702	698	703
Weighted Average Common Units and Common Unit Equivalents	769	773	769	774

Implied DCF per Common Unit (7)	$0.53	$0.57	$1.17	$1.14
Implied DCF per Common Unit and Common Unit Equivalent (8)	$0.54	$0.57	$1.16	$1.13

Cash Distribution Paid per Common Unit	$0.2675	$0.2175	$0.5350	$0.3975
Common Unit Cash Distributions (6)	$187	$153	$374	$280
Common Unit Distribution Coverage Ratio	1.98x	2.61x	2.18x	2.86x

Implied DCF Excess	$184	$247	$440	$521

(1)Adjustment to exclude our proportionate share of depreciation and amortization expense (including write-downs related to cancelled projects and impairments) of unconsolidated entities.
(2)See the “Selected Items Impacting Comparability” table for additional information.
(3)Excludes certain non-cash items impacting interest expense such as amortization of debt issuance costs and terminated interest rate swaps.
(4)Investment capital expenditures attributable to noncontrolling interests that reduce Implied DCF available to PAA common unitholders.
(5)Comprised of cash distributions received from unconsolidated entities less equity earnings in unconsolidated entities (adjusted for our proportionate share of depreciation and amortization, including write-downs related to cancelled projects and impairments, and selected items impacting comparability of unconsolidated entities).
(6)Cash distributions paid during the period presented.
(7)Implied DCF Available to Common Unitholders for the period divided by the weighted average common units outstanding for the period.
(8)Implied DCF Available to Common Unitholders for the period, adjusted for Series A preferred unit cash distributions paid, divided by the weighted average common units and common unit equivalents outstanding for the period. Our Series A preferred units are convertible into common units, generally on a one-for-one basis and subject to customary anti-dilution adjustments, in whole or in part, subject to certain minimum conversion amounts.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

Net Income Per Common Unit to Implied DCF Per Common Unit and Common Unit Equivalent Reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Basic net income per common unit	$0.32	$0.22	$0.84	$0.41
Reconciling items per common unit (1) (2)	0.21	0.35	0.33	0.73
Implied DCF per common unit	$0.53	$0.57	$1.17	$1.14

Basic net income per common unit	$0.32	$0.22	$0.84	$0.41
Reconciling items per common unit and common unit equivalent (1) (3)	0.22	0.35	0.32	0.72
Implied DCF per common unit and common unit equivalent	$0.54	$0.57	$1.16	$1.13

(1)Represents adjustments to Net Income to calculate Implied DCF Available to Common Unitholders. See the “Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation” table for additional information.
(2)Based on weighted average common units outstanding for the period of 698 million, 702 million, 698 million and 703 million, respectively.
(3)Based on weighted average common units outstanding for the period, as well as weighted average Series A preferred units outstanding of 71 million for each of the periods presented.

Free Cash Flow and Free Cash Flow after Distributions Reconciliation (1):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$888	$792	$1,631	$1,132
Adjustments to reconcile Net cash provided by operating activities to Free Cash Flow:
Net cash used in investing activities	(165)	(42)	(6)	(123)
Cash distributions paid to noncontrolling interests (2)	(73)	(62)	(151)	(121)
Free Cash Flow	$650	$688	$1,474	$888
Cash distributions (3)	(246)	(215)	(489)	(379)
Free Cash Flow after Distributions	$404	$473	$985	$509

(1)Management uses the Non-GAAP financial liquidity measures Free Cash Flow and Free Cash Flow after Distributions to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes.
(2)Cash distributions paid during the period presented.
(3)Cash distributions paid to preferred and common unitholders during the period.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED ITEMS IMPACTING COMPARABILITY
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Selected Items Impacting Comparability: (1)
Derivative activities and inventory valuation adjustments (2)	$86	$(28)	$52	$(160)
Long-term inventory costing adjustments (3)	(2)	13	(31)	105
Deficiencies under minimum volume commitments, net (4)	2	(10)	9	(15)
Equity-indexed compensation expense (5)	(8)	(7)	(17)	(15)
Foreign currency revaluation (6)	(5)	(19)	(1)	(10)
Line 901 incident (7)	—	—	—	(85)
Selected items impacting comparability - Adjusted EBITDA	$73	$(51)	$12	$(180)
Derivative activities	—	4	—	4
Gains/(losses) on asset sales and asset impairments, net	(3)	3	150	46
Tax effect on selected items impacting comparability	(20)	(13)	(30)	(6)
Aggregate selected items impacting noncontrolling interests	—	—	(3)	—
Selected items impacting comparability - Adjusted net income attributable to PAA	$50	$(57)	$129	$(136)

(1)Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability. See the “Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation” and “Computation of Basic and Diluted Adjusted Net Income Per Common Unit” table for additional details on how these selected items impacting comparability affect such measures.
(2)We use derivative instruments for risk management purposes and our related processes include specific identification of hedging instruments to an underlying hedged transaction. Although we identify an underlying transaction for each derivative instrument we enter into, there may not be an accounting hedge relationship between the instrument and the underlying transaction. In the course of evaluating our results, we identify differences in the timing of earnings from the derivative instruments and the underlying transactions and exclude the related gains and losses in determining adjusted results such that the earnings from the derivative instruments and the underlying transactions impact adjusted results in the same period. In addition, we exclude gains and losses on derivatives that are related to (i) investing activities, such as the purchase of linefill, and (ii) purchases of long-term inventory. We also exclude the impact of corresponding inventory valuation adjustments, as applicable. In addition, for applicable periods, we excluded gains and losses from the mark-to-market of the embedded derivative associated with the Preferred Distribution Rate Reset Option of our Series A preferred units.
(3)We carry crude oil and NGL inventory that is comprised of minimum working inventory requirements in third-party assets and other working inventory that is needed for our commercial operations. We consider this inventory necessary to conduct our operations and we intend to carry this inventory for the foreseeable future. Therefore, we classify this inventory as long-term on our balance sheet and do not hedge the inventory with derivative instruments (similar to linefill in our own assets). We treat the impact of changes in the average cost of the long-term inventory (that result from fluctuations in market prices) and write-downs of such inventory that result from price declines as a selected item impacting comparability.
(4)We, and certain of our equity method investments, have certain agreements that require counterparties to deliver, transport or throughput a minimum volume over an agreed upon period. Substantially all of such agreements were entered into with counterparties to economically support the return on capital expenditure necessary to construct the related asset. Some of these agreements include make-up rights if the minimum volume is not met. We, or our equity method investees, record a receivable from the counterparty in the period that services are provided or when the transaction occurs, including amounts for deficiency obligations from counterparties associated with minimum volume commitments. If a counterparty has a make-up right associated with a deficiency, we, or our equity method investees, defer the revenue attributable to the counterparty’s make-up right and subsequently recognize the revenue at the earlier of when the deficiency volume is delivered or shipped, when the make-up right expires or when it is determined that the counterparty’s ability to utilize the make-up right is remote. We include the impact of amounts billed to counterparties for their deficiency obligation, net of applicable amounts subsequently recognized into revenue or equity earnings, as a selected item impacting comparability. We believe the inclusion of the contractually committed revenues associated with that period is meaningful to investors as the related asset has been constructed, is standing ready to provide the committed service and the fixed operating costs are included in the current period results.
(5)Our total equity-indexed compensation expense includes expense associated with awards that will be settled in units and awards that will be settled in cash. The awards that will be settled in units are included in our diluted net income per unit calculation when the applicable performance criteria have been met. We consider the compensation expense associated with these awards as a selected item impacting comparability as the dilutive impact of the outstanding awards is included in our diluted net income per unit calculation, as applicable. The portion of compensation expense associated with awards that will be settled in cash is not considered a selected item impacting comparability.
(6)During the periods presented, there were fluctuations in the value of the Canadian dollar to the U.S. dollar, resulting in the realization of foreign exchange gains and losses on the settlement of foreign currency transactions as well as the revaluation of monetary assets and liabilities denominated in a foreign currency. These gains and losses are not integral to our core operating performance and were thus classified as a selected item impacting comparability.
(7)Includes costs recognized during the period related to the Line 901 incident that occurred in May 2015, net of amounts we believe are probable of recovery from insurance.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY SEGMENT
(in millions)

	Three Months Ended June 30, 2023		Three Months Ended June 30, 2022
	Crude Oil	NGL	Crude Oil	NGL
Revenues (1)	$11,295	$381	$15,940	$570
Purchases and related costs (1)	(10,490)	(128)	(15,163)	(312)
Field operating costs (2)	(256)	(77)	(233)	(74)
Segment general and administrative expenses (2) (3)	(66)	(19)	(59)	(19)
Equity earnings in unconsolidated entities	89	—	104	—

Adjustments: (4)
Depreciation and amortization of unconsolidated entities	24	—	17	—
Derivative activities and inventory valuation adjustments	5	(91)	(29)	(46)
Long-term inventory costing adjustments	10	(8)	(13)	—
Deficiencies under minimum volume commitments, net	(2)	—	10	—
Equity-indexed compensation expense	8	—	7	—
Foreign currency revaluation	15	4	2	1
Adjusted EBITDA attributable to noncontrolling interests (5)	(103)	—	(89)	—
Segment Adjusted EBITDA	$529	$62	$494	$120

Maintenance capital expenditures	$36	$26	$25	$18

(1)Includes intersegment amounts.
(2)Field operating costs and Segment general and administrative expenses include equity-indexed compensation expense.
(3)Segment general and administrative expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period.
(4)Represents adjustments utilized by our CODM in the evaluation of segment results. Many of these adjustments are also considered selected items impacting comparability when calculating consolidated non-GAAP financial measures such as Adjusted EBITDA. See the “Selected Items Impacting Comparability” table for additional discussion.
(5)Reflects amounts attributable to noncontrolling interests in the Permian JV, Cactus II Pipeline LLC (beginning November 2022) and Red River Pipeline LLC.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY SEGMENT
(in millions)

	Six Months Ended June 30, 2023		Six Months Ended June 30, 2022
	Crude Oil	NGL	Crude Oil	NGL
Revenues (1)	$23,053	$1,071	$29,019	$1,304
Purchases and related costs (1)	(21,430)	(618)	(27,556)	(823)
Field operating costs (2)	(513)	(177)	(515)	(138)
Segment general and administrative expenses (2) (3)	(133)	(38)	(122)	(38)
Equity earnings in unconsolidated entities	178	—	201	—

Adjustments: (4)
Depreciation and amortization of unconsolidated entities	47	—	37	—
Derivative activities and inventory valuation adjustments	(7)	13	30	(17)
Long-term inventory costing adjustments	31	—	(98)	(7)
Deficiencies under minimum volume commitments, net	(9)	—	15	—
Equity-indexed compensation expense	17	—	15	—
Foreign currency revaluation	12	3	1	—
Line 901 incident	—	—	85	—
Adjusted EBITDA attributable to noncontrolling interests (5)	(200)	—	(166)	—
Segment Adjusted EBITDA	$1,046	$254	$946	$281

Maintenance capital expenditures	$67	$42	$45	$25

(1)Includes intersegment amounts.
(2)Field operating costs and Segment general and administrative expenses include equity-indexed compensation expense.
(3)Segment general and administrative expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period.
(4)Represents adjustments utilized by our CODM in the evaluation of segment results. Many of these adjustments are also considered selected items impacting comparability when calculating consolidated non-GAAP financial measures such as Adjusted EBITDA. See the “Selected Items Impacting Comparability” table for additional discussion.
(5)Reflects amounts attributable to noncontrolling interests in the Permian JV, Cactus II Pipeline LLC (beginning November 2022) and Red River Pipeline LLC.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

OPERATING DATA BY SEGMENT

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Crude Oil Segment Volumes
Crude oil pipeline tariff volumes (by region) (1)
Permian Basin (2)	6,304	5,434	6,299	5,324
South Texas / Eagle Ford (2)	408	338	404	352
Mid-Continent (2)	492	483	482	478
Gulf Coast	260	200	259	198
Rocky Mountain (2)	364	353	352	350
Western	223	284	194	259
Canada	341	325	346	328
Total crude oil pipeline tariff volumes (1) (2)	8,392	7,417	8,336	7,289

Commercial crude oil storage capacity (2) (3)	72	72	72	72

Crude oil lease gathering purchases (1)	1,408	1,368	1,418	1,364

NGL Segment Volumes (1)
NGL fractionation	83	137	113	136
NGL pipeline tariff volumes	147	187	170	182
Propane and butane sales (4)	39	58	89	96

(1)Average volumes in thousands of barrels per day calculated as the total volumes (attributable to our interest for assets owned by unconsolidated entities or through undivided joint interests) for the period divided by the number of days in the period. Volumes associated with assets acquired during the period represent total volumes for the number of days we actually owned the assets divided by the number of days in the period.
(2)Includes volumes (attributable to our interest) from assets owned by unconsolidated entities.
(3)Average monthly capacity in millions of barrels calculated as total volumes for the period divided by the number of months in the period.
(4)During the fourth quarter of 2022, we modified our reported sales volumes to include only propane and butane sales. Prior to the fourth quarter of 2022, our reported sales volumes included other NGL products, primarily ethane, that represented a significant portion of our total NGL sales volumes but did not contribute significantly to Segment Adjusted EBITDA. Sales volumes for earlier periods presented herein have been recast to include only propane and butane.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP SEGMENT RECONCILIATIONS
(in millions)

Segment Adjusted EBITDA to Adjusted EBITDA attributable to PAA Reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Crude Oil Segment Adjusted EBITDA	$529	$494	$1,046	$946
NGL Segment Adjusted EBITDA	62	120	254	281
Segment Adjusted EBITDA	$591	$614	$1,300	$1,227
Adjusted other income/(expense), net (1)	6	1	12	1
Adjusted EBITDA attributable to PAA (2)	$597	$615	$1,312	$1,228

(1)Represents “Other income/(expense), net” as reported on our Condensed Consolidated Statements of Operations, excluding other income/(expense), net attributable to noncontrolling interests, adjusted for selected items impacting comparability of $(14) million and $119 million for the three months ended June 30, 2023 and 2022, respectively and $(72) million and $156 million for the six months ended June 30, 2023 and 2022, respectively. See the “Selected Items Impacting Comparability” table for additional information. Other income/(expense), net attributable to noncontrolling interests was $1 million for the six months ended June 30, 2023 and less than $1 million for the three months ended June 30, 2023 and the three and six months ended June 30, 2022.
(2)See the “Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation” table for reconciliation to Net Income.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Three Months Ended June 30, 2023			Three Months Ended June 30, 2022
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
REVENUES	$11,602	$—	$11,602	$16,359	$—	$16,359

COSTS AND EXPENSES
Purchases and related costs	10,544	—	10,544	15,324	—	15,324
Field operating costs	333	—	333	307	—	307
General and administrative expenses	85	2	87	78	2	80
Depreciation and amortization	259	1	260	242	1	243
(Gains)/losses on asset sales and asset impairments, net	3	—	3	(3)	—	(3)
Total costs and expenses	11,224	3	11,227	15,948	3	15,951

OPERATING INCOME	378	(3)	375	411	(3)	408

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	89	—	89	104	—	104
Interest expense, net	(95)	—	(95)	(99)	—	(99)
Other income/(expense), net	20	—	20	(118)	—	(118)

INCOME BEFORE TAX	392	(3)	389	298	(3)	295
Current income tax expense	(20)	—	(20)	(30)	—	(30)
Deferred income tax expense	(23)	(13)	(36)	(17)	(9)	(26)

NET INCOME	349	(16)	333	251	(12)	239
Net income attributable to noncontrolling interests	(56)	(229)	(285)	(48)	(160)	(208)
NET INCOME ATTRIBUTABLE TO PAGP	$293	$(245)	$48	$203	$(172)	$31

Basic and diluted weighted average Class A shares outstanding			195			194

Basic and diluted net income per Class A share			$0.25			$0.16

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Six Months Ended June 30, 2023			Six Months Ended June 30, 2022
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
REVENUES	$23,943	$—	$23,943	$30,053	$—	$30,053

COSTS AND EXPENSES
Purchases and related costs	21,867	—	21,867	28,109	—	28,109
Field operating costs	690	—	690	653	—	653
General and administrative expenses	171	3	174	160	3	163
Depreciation and amortization	515	2	517	473	2	475
(Gains)/losses on asset sales and asset impairments, net	(150)	—	(150)	(46)	—	(46)
Total costs and expenses	23,093	5	23,098	29,349	5	29,354

OPERATING INCOME	850	(5)	845	704	(5)	699

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	178	—	178	201	—	201
Interest expense, net	(193)	—	(193)	(206)	—	(206)
Other income/(expense), net	85	—	85	(155)	—	(155)

INCOME BEFORE TAX	920	(5)	915	544	(5)	539
Current income tax expense	(81)	—	(81)	(48)	—	(48)
Deferred income tax expense	(15)	(43)	(58)	(20)	(23)	(43)

NET INCOME	824	(48)	776	476	(28)	448
Net income attributable to noncontrolling interests	(109)	(550)	(659)	(86)	(309)	(395)
NET INCOME ATTRIBUTABLE TO PAGP	$715	$(598)	$117	$390	$(337)	$53

Basic and diluted weighted average Class A shares outstanding			195			194

Basic and diluted net income per Class A share			$0.60			$0.27

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING BALANCE SHEET DATA
(in millions)

	June 30, 2023			December 31, 2022
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
ASSETS
Current assets	$4,657	$3	$4,660	$5,355	$3	$5,358
Property and equipment, net	15,221	1	15,222	15,250	3	15,253
Investments in unconsolidated entities	3,062	—	3,062	3,084	—	3,084
Intangible assets, net	1,999	—	1,999	2,145	—	2,145
Deferred tax asset	—	1,263	1,263	—	1,309	1,309
Linefill	966	—	966	961	—	961
Long-term operating lease right-of-use assets, net	339	—	339	349	—	349
Long-term inventory	270	—	270	284	—	284
Other long-term assets, net	386	—	386	464	—	464
Total assets	$26,900	$1,267	$28,167	$27,892	$1,315	$29,207

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$4,652	$2	$4,654	$5,891	$2	$5,893
Senior notes, net	7,239	—	7,239	7,237	—	7,237
Other long-term debt, net	49	—	49	50	—	50
Long-term operating lease liabilities	299	—	299	308	—	308
Other long-term liabilities and deferred credits	1,059	—	1,059	1,081	—	1,081
Total liabilities	13,298	2	13,300	14,567	2	14,569

Partners’ capital excluding noncontrolling interests	10,379	(8,811)	1,568	10,057	(8,533)	1,524
Noncontrolling interests	3,223	10,076	13,299	3,268	9,846	13,114
Total partners’ capital	13,602	1,265	14,867	13,325	1,313	14,638
Total liabilities and partners’ capital	$26,900	$1,267	$28,167	$27,892	$1,315	$29,207

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME PER CLASS A SHARE
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Basic and Diluted Net Income per Class A Share
Net income attributable to PAGP	$48	$31	$117	$53
Basic and diluted weighted average Class A shares outstanding	195	194	195	194

Basic and diluted net income per Class A share	$0.25	$0.16	$0.60	$0.27

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this release consist of forward-looking statements that involve certain risks and uncertainties that could cause actual results or outcomes to differ materially from results or outcomes anticipated in the forward-looking statements. These risks and uncertainties include, among other things, the following:

•general economic, market or business conditions in the United States and elsewhere (including the potential for a recession or significant slowdown in economic activity levels, the risk of persistently high inflation and continued supply chain issues, the impact of pandemics on demand and growth, and the timing, pace and extent of economic recovery) that impact (i) demand for crude oil, drilling and production activities and therefore the demand for the midstream services we provide and (ii) commercial opportunities available to us;
•declines in global crude oil demand and crude oil prices (whether due to pandemics or other factors) or other factors that correspondingly lead to a significant reduction of North American crude oil and NGL production (whether due to reduced producer cash flow to fund drilling activities or the inability of producers to access capital, or both, the unavailability of pipeline and/or storage capacity, the shutting-in of production by producers, government-mandated pro-ration orders, or other factors), which in turn could result in significant declines in the actual or expected volume of crude oil and NGL shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our assets and/or the reduction of the margins we earn or the commercial opportunities that might otherwise be available to us;
•fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil and NGL and resulting changes in pricing conditions or transportation throughput requirements;
•unanticipated changes in crude oil and NGL market structure, grade differentials and volatility (or lack thereof);
•the effects of competition and capacity overbuild in areas where we operate, including downward pressure on rates and margins, contract renewal risk and the risk of loss of business to other midstream operators who are willing or under pressure to aggressively reduce transportation rates in order to capture or preserve customers;
•negative societal sentiment regarding the hydrocarbon energy industry and the continued development and consumption of hydrocarbons, which could influence consumer preferences and governmental or regulatory actions that adversely impact our business;
•environmental liabilities, litigation or other events that are not covered by an indemnity, insurance or existing reserves;
•the occurrence of a natural disaster, catastrophe, terrorist attack (including eco-terrorist attacks) or other event that materially impacts our operations, including cyber or other attacks on our electronic and computer systems;
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

•weather interference with business operations or project construction, including the impact of extreme weather events or conditions;
•the impact of current and future laws, rulings, governmental regulations, executive orders, trade policies, accounting standards and statements, and related interpretations, including legislation, executive orders or regulatory initiatives that prohibit, restrict or regulate hydraulic fracturing or that prohibit the development of oil and gas resources and the related infrastructure on lands dedicated to or served by our pipelines or that negatively impact our ability to develop, operate or repair midstream assets;
•loss of key personnel and inability to attract and retain new talent;
•disruptions to futures markets for crude oil, NGL and other petroleum products, which may impair our ability to execute our commercial or hedging strategies;
•the effectiveness of our risk management activities;
•shortages or cost increases of supplies, materials or labor;
•maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties;
•the successful operation of joint ventures and joint operating arrangements we enter into from time to time, whether relating to assets operated by us or by third parties, and the successful integration and future performance of acquired assets or businesses;
•the availability of, and our ability to consummate, divestitures, joint ventures, acquisitions or other strategic opportunities;
•the refusal or inability of our customers or counterparties to perform their obligations under their contracts with us (including commercial contracts, asset sale agreements and other agreements), whether justified or not and whether due to financial constraints (such as reduced creditworthiness, liquidity issues or insolvency), market constraints, legal constraints (including governmental orders or guidance), the exercise of contractual or common law rights that allegedly excuse their performance (such as force majeure or similar claims) or other factors;
•our inability to perform our obligations under our contracts, whether due to non-performance by third parties, including our customers or counterparties, market constraints, third-party constraints, supply chain issues, legal constraints (including governmental orders or guidance), or other factors or events;
•the incurrence of costs and expenses related to unexpected or unplanned capital expenditures, third-party claims or other factors;
•failure to implement or capitalize, or delays in implementing or capitalizing, on investment capital projects, whether due to permitting delays, permitting withdrawals or other factors;
•tightened capital markets or other factors that increase our cost of capital or limit our ability to obtain debt or equity financing on satisfactory terms to fund acquisitions, investment capital projects, working capital requirements and the repayment or refinancing of indebtedness;
•the amplification of other risks caused by volatile financial markets, capital constraints, liquidity concerns and inflation;
•the use or availability of third-party assets upon which our operations depend and over which we have little or no control;
•the currency exchange rate of the Canadian dollar to the United States dollar;
•inability to recognize current revenue attributable to deficiency payments received from customers who fail to ship or move more than minimum contracted volumes until the related credits expire or are used;
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

•significant under-utilization of our assets and facilities;
•increased costs, or lack of availability, of insurance;
•fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans;
•risks related to the development and operation of our assets; and
•other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, as well as in the processing, transportation, fractionation, storage and marketing of NGL as discussed in the Partnerships’ filings with the Securities and Exchange Commission.

About Plains:

PAA is a publicly traded master limited partnership that owns and operates midstream energy infrastructure and provides logistics services for crude oil and natural gas liquids (“NGL”). PAA owns an extensive network of pipeline gathering and transportation systems, in addition to terminalling, storage, processing, fractionation and other infrastructure assets serving key producing basins, transportation corridors and major market hubs and export outlets in the United States and Canada. On average, PAA handles approximately 8 million barrels per day of crude oil and NGL.

PAGP is a publicly traded entity that owns an indirect, non-economic controlling general partner interest in PAA and an indirect limited partner interest in PAA, one of the largest energy infrastructure and logistics companies in North America.

PAA and PAGP are headquartered in Houston, Texas. For more information, please visit www.plains.com.

Contacts:

Blake Fernandez
Vice President, Investor Relations
(866) 809-1291

Michael Gladstein
Director, Investor Relations
(866) 809-1291

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291